UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 25, 2006

(Date of earliest event reported): (May 25, 2006)

Commission File No. 0-20709

D&E COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2837108
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

124 East Main Street P.O. Box 458 Ephrata, PA 17522-0458	17522
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 717-733-4101

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

D&E COMMUNICATIONS, INC.

INFORMATION TO BE INCLUDED IN REPORT

Item 7.01	Regulation FD Disclosure

The following information is being furnished pursuant to Regulation FD: On May 25, 2006, D&E Communications, Inc. officers, James W. Morozzi, Chief Executive Officer, and Thomas E. Morell, Senior Vice President, Chief Financial Officer and Treasurer, will present an overview of D&E’s financial and operational results during the annual shareholder meeting, attached hereto as Exhibit 99.1 and 99.2, and incorporated herein by reference.

The presentation may contain forward-looking statements about D&E Communications, Inc. regarding, among other things, our business strategy, our prospects and our financial position. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “could,” or “anticipates” or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties. D&E Communications, Inc. undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 8.01	Other Events

During the preparation of Exhibit 99.1 attached, D&E determined the five-year cumulative total return on shares of the Company’s common stock was reported incorrectly on the stock performance graph in its Proxy Statement for the 2006 Annual Meeting of Shareholders. A corrected stock performance graph is attached hereto as Exhibit 99.3, and incorporated herein by reference.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits

(d) Exhibits:

99.1	Annual Meeting Presentation Slides

99.2	Annual Meeting Script

99.3	Stock Performance Graph

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

D&E COMMUNICATIONS, INC.

By:	/s/ Thomas E. Morell
Thomas E. Morell Senior Vice President, Chief Financial Officer and Treasurer

Date: May 25, 2006